BIRCH FINANCIAL, INC
                          CONSULTANT AGREEMENT

BIRCH FINANCIAL, INC. a California Corporation whose registered office is 2100 E. Katella Avenue, Suite 265, Anaheim, CA 92806 hereafter referred to as the COMPANY, and EFCO, INC., 15722 Kadota Street, Sylmar, CA 91342, hereinafter referred to as the CONSULTANT, in consideration of the mutual promises made herein, agree as follows:

                       ARTICLE I. TERM OF AGREEMENT

SPECIFIC TERM

            Section 1.01 ( a ) - The Company hereby agrees to hire EFCO, INC. as Consultant and EFCO, INC. hereby accepts agreement with Company for a period of one (1) year beginning January 1, 2003.

            Section 1.01 ( b ) - In addition to the term of agreement specified in Section 1.01 (a), this agreement shall remain in effect until December 31, 2003 and shall thereafter continue from year to year unless ninety days prior to the expiration, either party gives notice to the other that it does not intend to renew this agreement.

            Section 1.01 ( c ) - This consulting agreement remains in effect so long as the President Efraim Donitz is employed by the consultant and is available to function in the capacity of Financial Manager.

            Section 1.01 ( d ) - This agreement may be terminated earlier as hereinafter provided.

               ARICLE II. DUTIES AND OBLIGATIONS OF EFCO, INC.

TITLE AND DESCRIPTION OF DUTIES

            Section 2.01 ( a ) - Consultant shall serve as Financial Manager of BIRCH FINANCIAL, INC. in that capacity, consultant shall do and perform all services, acts, things necessary or advisable to fulfill the duties of a corporate Financial Manager. However, consultant shall at all times be subject to the policies and directions established by the Board of Directors.

LOYAL AND CONSCIENTIOUS PERFORMANCE OF DUTIES

            Section 2.02 ( a ) - Consultant agrees that to the best of their ability and experience, they will at all times loyally and conscientiously perform all of the duties and obligations required of them either expressly or implicitly by the terms of this agreement. However, both the Company and the Consultant are aware that proper and conscientious discharge of the duties of the Consultant hereunder will not require Consultant to devote their entire productive time, ability and attention during the normal work day to the business of the Company during the term of this agreement. In addition, it is understood by the Company that the Consultant may elect to spend up to a total six (6) weeks per year, in increments not to exceed four
(4) continuous weeks, out of the geographical area of the agreement and will not, during these time periods, be available to discharge usual duties. However, Consultant during these periods, shall make all reasonable efforts to stay in contact with the Company by telephone to assist in that manner in the discharge of consultant obligations to the best of its ability.

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            Section 2.02 ( b ) - A general description of the duties of the consultant as Financial Manager shall be to, under administrative direction from the Board of Directors, formulate financial policies and plans, provide overall direction for accounting, tax, insurance, budget, credit and treasury functions. Provide overall direction for preservation and investment of capital and otherwise aid and assist in meeting corporate financial management objectives to the best of its ability.

                 ARTICLE III.  OBLIGATIONS OF THE COMPANY

GENERAL DESCRIPTION

            Section 3.01 ( a ) - The Company shall provide Consultant with compensation, incentives, benefits and business expense reimbursement specified elsewhere in this agreement.

            Section 3.01 ( b ) - For the purpose of calculation of Consultants bonus expenses such as management fee, and all such expenses that are not directly related to running the business, shall be reversed before any calculation is made.

OFFICE AND STAFF

            Section 3.02 ( a ) - Consultant will provide office equipment and supplies and other facilities and services suitable for the performance of its duties.

INDEMNIFICATION

            Section 3.03 ( a ) - Consultant will provide the Company with a financial guarantee bond of the limit and nature requested by the Company. The Company will pay for said bonds.

ARTICLE IV. COMPENSATION OF CONSULTANT

ANNUAL FEE

            Section 4.01 ( a ) - As compensation for the services to be rendered by the Consultant, hereunder, the Company shall pay Consultant an annual fee of $48,000.00 (paid at $4,000.00/month) and an annual incentive fee calculated as follows: Ten Percent (10%) of the first One Hundred Thousand Dollars ($100,000.00) and Twenty Percent (20%) on all amounts exceeding One Hundred Thousand One Dollars ($100,001.00) of profit based on the Income Before Income Tax, increased by the amount of management fee, and all such expenses that are not directly related to the running of the business, as stated on the audited annual financial statements of the Company. The annual incentive fee is limited to a maximum of Two Hundred Thousand Dollars ($200,000.00) in any given year. The fee may be paid in installments of estimated amounts with adjustments made within ninety (90) days of each calendar year-end. The annual incentive fee must be approved by the Board of Directors prior to disbursement.

FEE CONTINUATION

            Section 4.02 ( a ) - If consultant for any reason whatsoever becomes permanently disabled so that they are unable to perform the duties prescribed herein, the Company agrees to pay Consultant Fifty Percent (50%) of all Consultant fees and incentives, payable in the same manner as provided for the payment of fee herein, for a period of ninety (90) days subsequent to permanent disability.

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TAXES

            Section 4.03 ( a ) - Consultant will be responsible to pay all applicable Federal and State Taxes with regards to the compensation received.

ARTICLE V.  BUSINESS EXPENSES

BUSINESS EXPENSES

            Section 5.01 ( a ) - The Company shall promptly reimburse Consultant for all reasonable business expenses incurred by Consultant in discharging the business of the Company, including expenditures for entertainment and travel.

            Section 5.01 ( b ) - Each such expenditure shall be reimbursable only if it is a nature qualifying it as a proper deduction of the Federal and State Income Tax return of the Company without regard of percentage (%) accepted by the IRS.

            Section 5.01 ( c ) - Each such expenditure shall be reimbursable only if Consultant furnishes the Company adequate records and other documentary evidence required by the Federal and State statutes and regulations issued by the appropriate taxing authorities for the substantiation of that expenditure as an income tax deduction without regard of percentage (%) accepted by the IRS.

ARTICLE VI. TERMINATION OF AGREEMENT

TERMINATION

            Section 6.01 ( a ) - The Company is reserved the right to terminate this Agreement at any time "for cause," which shall include any act or omission of Consultant that involves: (1) any willful breach or habitual neglect and (2) any act of fraud, dishonesty, misrepresentation or other act of moral turpitude, in the discharge of its duties hereunder.

            Section 6.01 ( b ) - In the event of termination for cause, Consultant shall be entitled to fees and incentives earned by and vested in Consultant prior to the date of termination, as provided by in this Agreement. Consultant shall be entitled to no further compensation as of the date of termination.

            Section 6.02 ( a ) - The Company is further reserved the right to terminate this Agreement "without cause" for any or no reason, upon prior written notice to Consultant.

            Section 6.02 ( b ) - In the event of Termination without cause, Consultant shall be entitled to the fees and incentives earned by and vested in Consultant prior to the date of termination and for an additional period of ninety (90) days after the date of termination, as provided in this agreement.

ARTICLE VII.  NOTICES AND MISCELLANEOUS PROVISIONS

NOTICES

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Section 7.01 ( a ) - Any notice to be given by either party to the other shall be in writing and may be transmitted either by personal delivery or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the party(s) at the addresses appearing in the introductory paragraph of this agreement, but each party may change that address by written notice in accordance with this section. Notice delivered personally shall be deemed communicated as of the date of actual receipt; mailed notices shall be deemed communicated as of the date of mailing.

ARBITRATION

                Section 7.02 ( a ) - Any controversy between Company and Consultant involving the construction and application of any of the terms, provisions, or conditions of this agreement shall on the written request of either party served on the other be submitted to arbitration. Arbitration shall comply with and be governed by the provisions of the California Arbitration Act.

            Section 7.02 ( b ) - The Company and Consultant shall each appoint one person to hear and determine the dispute. If the two persons so appointed are unable to agree, then those persons shall select a third impartial arbitrator whose decision shall be final and conclusive upon both parties.

            Section 7.02 ( c ) - The cost of arbitration shall be borne by the losing party or in such proportions as the arbitrators decide.

ATTORNEY FEES AND COSTS

            Section 7.03 ( a ) - If any legal action is necessary to enforce or interpret the terms of this agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs, and necessary disbursement in addition to any relief to that which that party may be entitled. This provision shall be construed as applicable to the entire contract.


ENTIRE AGREEMENT

            Section 7.04 ( a ) - This agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the agreement between Consultant and the Company, and contains all of the covenants and agreements between the parties with respect to that agreement in any manner whatsoever. Each party to this agreement acknowledges that no representations, inducements, promises or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement or promise not contained in this agreement shall be valid or binding.

MODIFICATIONS

            Section 7.05 ( a ) - Any modifications of this agreement will be effective only if it is in writing and signed by the party to be charged.

EFFECTIVE WAIVER

            Section 7.06 ( a ) - The failure of either party to insist on strict compliance with any of the terms, covenants, or conditions of this agreement by the other party shall not be deemed a waiver of that term, covenant, or condition, nor shall any waiver or relinquishment of any right or power at any one time or times be deemed a waiver or relinquishment of that right or power for all or any other times.

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PARTIAL INVALIDITY

            Section 7.07 ( a ) - If any provision in this agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

LAW COVENANT GOVERNING AGREEMENT

            Section 7.08 ( a ) - This agreement shall be governed by and construed in accordance with the laws of the State of California.

            Section 7.09 ( a ) - Consultant is engaged as an independent contractor. All compensation, including wages, overtime, benefits, withholding, payroll taxes and other obligations to persons provided to the Company by Consultant shall remain the sole and exclusive obligation of Consultant.

COMPANY

BIRCH FINANCIAL, INC.

By: /s/ Barry L. Cohen
   -------------------                         Date: 2/3/03
Barry L. Cohen, Chairman of the Board                ------


CONSULTANT

EFCO, INC.

By: /s/ Efraim Donitz
   -------------------                  Date:  2/14/03
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